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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                   -----------

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               WALBRO CORPORATION
                               ------------------
             (Exact name of registrant as specified in its charter)



                  Delaware                                        38 - 1358966
 ----------------------------------------                         -------------
 (State of incorporation or organization)                      (I.R.S. Employer
                                                             Identification No.)


 6242 Garfield Street, Cass City, Michigan  48726
 ------------------------------------------------
 (Address of principal executive offices) (Zip Code)

 If this form relates to the              If this form relates to the registration of a
 registration of a class of securities    class of securities pursuant to Section
 pursuant to Section 12(b) of the         12(g) of the Exchange Act and is
 Exchange Act and is effective            effective pursuant to General Instruction
 pursuant to General Instruction          A.(d), please check the following box. [ ]
 A.(c), please check the following
 box.  [X]


Securities Act Registration Statement file number to which this form relates:
333-45693

Securities to be registered pursuant to Section 12(b) of the Act:


      Title of Each Class                  Name of Exchange on Which
      to be so Registered                Each Class is to be Registered
      -------------------                ------------------------------
10 1/8% Senior Notes Due 2007,               New York Stock Exchange
     Series B


Securities to be registered pursuant to Section 12(g) of the Act:

                                          NONE


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Item 1.  Description of Registrant's Securities to be Registered.

The material set forth in the section captioned "Description of the Exchange Notes" in Amendment No. 1 to Form S-4 Registration Statement (Registration No. 333-45693), filed with the Securities and Exchange Commission on June 3, 1998, is incorporated by reference.


Item 2.  Exhibits.

1. Restated Certificate of Incorporation of Registrant, incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-3, File No. 333-18317.

2. By-laws of the Registrant, as amended through July 7, 1993, incorporated herein by reference to Exhibit 3.2 from the Registrant's Amendment No. 1 to Form S-4 Registration Statement filed with the Securities and Exchange Commission on June 3, 1998.

3. Form of the Registrant's 10 1/8% Senior Notes Due 2007, Series B (included in Exhibit 4).

4. Indenture, dated as of December 15, 1997 between Walbro Corporation and Bankers Trust Company, as trustee, relating to 10 1/8% Senior Subordinated Notes Due 2007, is incorporated herein by reference to
         Exhibit 4.1 from the Registrant's Form S-4 Registration Statement,
         File No. 333-45693, filed with the Securities and Exchange
         Commission on February 5, 1998.





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                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                            WALBRO CORPORATION
                                                (Registrant)


Dated:  May 29, 1998                        By: /s/ FRANK E. BAUCHIERO
                                                ----------------------
                                                 Frank E. Bauchiero
                                                 Chief Executive Officer and
                                                 President